UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2007
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan 48375
(Address of principal executive offices) (zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of 2007 Cash Bonus Performance Measure
     On January 29, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of ITC Holdings Corp. (the “Company”) determined that employees will be eligible for cash bonuses for 2007 performance under a corporate bonus plan based on the achievement of Company performance goals based on fewer than targeted lost work days for safety reasons, fewer than targeted recordable safety incidents, fewer than targeted outages, lower than targeted operating and maintenance expenses, completion of all targeted capital projects, successful transition of operations control room and field operations for Michigan Electric Transmission Company, LLC (“METC”), and higher than targeted EBITDA. If these goals are achieved, bonuses would be paid to executive officers in amounts equal to the target amounts, as a percentage of base salary, established by the Committee, which are for those employees who were “Named Officers” in the Company’s 2006 annual meeting proxy statement (“NEOs”), as follows: Joseph L. Welch, Director, President, Chief Executive Officer and Treasurer, 125%; Edward M. Rahill, Senior Vice President — Finance and Chief Financial Officer, 100%; Linda H. Blair, Senior Vice President — Business Strategy, 100%; Richard A. Schultz, Senior Vice President — Planning, 80%; and Daniel J. Oginsky, Vice President, General Counsel and Secretary, 40%.
     In addition, a performance multiplier based on the Company’s total return to shareholders compared to Dow Jones Utility Average companies will be applied to the NEOs’ bonus target if total return to shareholders is a positive number. The multiplier will be determined by comparing the Company’s 2007 total return to shareholders to the total return to shareholders of each of the companies that comprise the Dow Jones Utility Average index. Based on the Company’s 2007 total return to shareholders, to the extent it ranks within the 50th to 100th percentile as compared to the companies that comprise the Dow Jones Utility Average index, the multiplier will be in the range of 1.2 to 2.0.
Approval of Bonus
     The Committee also approved the payment of a bonus to various key employees who played an integral role in the acquisition of METC, including certain of the Company’s NEOs. The award reflects recognition for management, leadership and results of the successful integration of METC into the Company. The following NEOs will receive bonuses in the following amounts:

Name	Title	Bonus Amount
Edward M. Rahill	Senior Vice President — Finance and Chief Financial Officer	$50,000
Linda H. Blair	Senior Vice President — Business Strategy	$40,000
Richard A. Schultz	Senior Vice President — Planning	$15,000
Daniel J. Oginsky	Vice President, General Counsel and Secretary	$50,000
Approval of Executive Salary Adjustments
     Following a review of salary benchmarking studies in consultation with the Committee’s compensation consultant, the Committee approved the following changes to base salaries to be paid for 2007, effective February 5, 2007, for the following NEOs:

Name	Title	2006 Salary	2007 Salary
Joseph L. Welch	Director, President, Chief Executive Officer and Treasurer	$400,000	$480,000
Edward M. Rahill	Senior Vice President — Finance and Chief Financial Officer	$210,000	$250,000
Linda H. Blair	Senior Vice President — Business Strategy	$184,000	$264,000
Daniel J. Oginsky	Vice President, General Counsel and Secretary	$155,000	$198,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
January 31, 2007

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Vice President, General Counsel and Secretary